Second Amendment to

EMPLOYMENT AGREEMENT

MARK R. STAUFFER

This **Second Amendment** dated as of **June 5, 2018** (this "**Amendment**") to that certain **EMPLOYMENT AGREEMENT**, dated as of January 1, 2015 (the "**Agreement**"), is by and between Orion Group Holdings, Inc., a Delaware corporation (the "**Company**"), and Mr. Mark R. Stauffer (the "**Key Employee**").

W I T N E S S E T H:

WHEREAS, the Company has identified the below signed individual as a Key Employee who is an integral part of the Company's operation and management and as a result entered into the Agreement with him;

WHEREAS, the Company recognizes the undersigned individual's ongoing efforts as a Key Employee and desires to continue to reward those efforts to protect and enhance the best interests of the Company; and

WHEREAS, the Agreement, as amended to date, expires on **December 31, 2018**; and both the Company and the Key Employee desire to further amend the Agreement to provide annual automatic renewals and extensions;

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I
PURPOSE, DEFINITIONS AND INTERPRETATIONS

1.1 **Purpose.** The purpose of this Second Amendment to the Agreement is to evidence the Parties' mutual agreement for annual automatic renewals and extensions to the Agreement under the terms and conditions as hereinafter provided.

1.2 **Definitions**. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

1.3 **Interpretations.** In this Amendment, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision; (b) reference to any Article or Section, means such Article or Section hereof; and (c) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such terms.

ARTICLE II
AGREEMENT

The parties hereby mutually agree to the following terms as reflected below:

1.1 Definitions. Section 1.1 (g) of the Agreement be and hereby is superseded and replaced with the following:

"**Good Reason**" means:

(i) a material breach of Section 2.3, including but not limited to reduction of any component of Key Employee's compensation set forth in Section 2.3 (a) or (b) or (c) without Key Employee's written consent; provided, however, that a reduction of Key Employee's compensation set forth in Section 2.3 (b) with respect to bonus shall mean the elimination of Key Employee's ability to earn a bonus or a reduction in the percentage of Base Salary Key Employee is eligible to earn as a bonus; or

(ii) a material reduction of Key Employee's duties (without the Key Employee's written consent) from those in effect as of the Effective Date or as subsequently agreed to by Key Employee and the Company in writing, or

(iii) the relocation of the Key Employee's primary work site to a location greater than 50 miles from the Key Employee's work site as of the Effective Date; or

(iv) issuance and delivery by the Company of a written notice of non-renew of this Agreement, in accordance with and as provided for in Section 2.1."

2.1 Term. Section 2.1 of the Agreement be and hereby is superseded and replaced with the following:

"The term of this Agreement, will commence on the Effective Date of this Agreement and end on **December 31, 2018** (the "**Initial Term**"). At the end of the Initial Term and on each subsequent anniversary thereafter, this Agreement shall automatically renew and extend for a period of twelve (12) additional months (each such twelve (12) month period being a "**Renewal Term**") unless written notice of non-renewal is delivered by either party to the other not less than sixty (60) days prior to the expiration of the then-existing Initial Term or Renewal Term, as applicable. Notwithstanding any other provision of this Agreement, Key Employee's employment pursuant to this Agreement may be terminated at any time in accordance with ARTICLE III. The period from the Effective Date through the expiration of this Agreement or, if sooner, the termination of Employee's employment pursuant to this Agreement, regardless of the time or reason for such termination, shall be referred to herein as the "**Employment Period**."

ARTICLE III
OTHER TERMS

3.01 **Remaining Terms of the Agreement:** Except to the extent specifically provided herein to the contrary in this Amendment, all terms, conditions, understandings and agreements between the Parties, as set forth in the Agreement, as amended to date, shall be binding upon and inure to the benefit of each of the respective Parties, as set forth in the Agreement, as so amended.

3.02 **Severability Clause:** If any portion of this Amendment (or the Agreement, as amended and further amended hereunder), is held to be invalid or unenforceable for any reason by a court or governmental authority of competent jurisdiction, then such portion will be deemed to be stricken and the remainder of the document(s) shall continue in full force and effect.

3.03 **Headings:** The headings are for convenience only and may not be used to construe or interpret this Amendment.

3.04 **Counterparts and Signatures**: This Amendment may be executed in one or more counterparts, and by each of the respective Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Amendment, facsimile and electronically transmitted signatures shall be deemed originals for all proposes.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective June 5, 2018.

COMPANY:
ORION GROUP HOLDINGS, INC.

By: ____________________
Name: Peter R. Buchler, Executive Vice President, CAO & GC
Date: June 5, 2018

KEY EMPLOYEE:

By: ____________________
Name: Mark R. Stauffer
Date: June 5, 2018